Exhibit 10.2

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended September 19, 2007)

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended September 19, 2007)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Options, Restricted Stock, Performance Units, Performance Shares, Stock Units and Stock Appreciation Rights. The terms of the Plan, as in effect prior to September 19, 2007, shall govern any outstanding Awards granted prior to September 19, 2007.

1.2 Purpose of the Plan. The Plan is intended to increase incentives and to encourage Share ownership on the part of eligible employees of the Company and its Affiliates, consultants who provide significant services to the Company and its Affiliates, and directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means each corporation, trade or business which is, together with the Company, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

2.3 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares, Stock Units, Stock Appreciation Rights or cash.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company, as constituted from time to time, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized Committee of the Board of Directors.

2.6 “Change of Control” means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors (“Allstate”), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6. Notwithstanding the foregoing, in its sole discretion, the Board may increase the twenty percent (20%) threshold set forth above in this subsection (a) prior to any acquisition of twenty percent (20%) or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the 1934 Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 2.6, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee.

2.9 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto and any Affiliate to the extentent required.

2.10 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or any of its Affiliates, but who is neither an Employee nor a Director.

2.11 “Deferred Unit Compensation Account” means an account established in the name of the Participant on the books and records of the Company pursuant to Section 8.5.

2.12 “Director” means any individual who is a member of the Board.

2.13 “Disability” means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and is evidenced by a certificate of a physician satisfactory to the Committee stating that such Disability exists and is likely to result in death or last for at least twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable. Notwithstanding the foregoing, a Participant shall be deemed to be Disabled if the Participant is determined to be totally disabled by the Social Security Administration.

2.14 “Employee” means any employee of the Company or of any Affiliate.

2.15 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16 “Fair Market Value” means the arithmetic mean between the highest and lowest per share selling prices of Shares, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted per share selling prices of Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.17 “Fiscal Year” means the fiscal year of the Company.

2.18 “Grant Date” means, with respect to a particular Award, the date on which the Award was granted. In the case of Awards granted to Employees and Consultants, the “Grant Date” shall be the date on which the Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.

2.19 “Incentive Stock Option” means an option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Non-employee Director” means a Director who is not an Employee.

2.21 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Participant” means an Employee, Consultant or Non-employee Director who has an outstanding Award.

2.24 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Cash Operating Earnings, (c) Earnings, (d) Equity in the Earnings of Unconsolidated Subsidiaries, (e) Expense Ratio, (f) Loss Ratio, (g) Market Share, (h) Net Income, (i) Net Operating Income, (j) New Insurance Written, (k) Operating Cash Flow, (l) Premiums, (m) Price to Book Value Ratio, (n) Price to Earnings Ratio, (o) Return on Average Assets, (p) Return on Average Equity, (q) Return on Sales, (r) Revenue, (s) Risk in Force, (t) Total Shareholder Return, and (u) Value Added. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis.

2.25 “Performance Period” means any period of not less than twelve consecutive calendar months, as determined by the Committee, in its sole discretion.

2.26 “Performance Share” means an Award granted to a Participant pursuant to Section 7.

2.27 “Performance Unit” means an Award granted to a Participant pursuant to Section 7.

2.28 “Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability. Notwithstanding any contrary provision of the Plan, each Period of Restriction that expires solely as a result of continued service shall expire as to no more than 1/3 of the Shares covered by the applicable Award each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

2.29 “Plan” means The PMI Group, Inc. Amended and Restated Equity Incentive Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Section 6.

2.31 “Retirement” means, in the case of an Employee: (a) a Termination of Service occurring on or after age sixty-five (65), (b) a Termination of Service at or after age fifty-five (55) with at least ten (10) Years of Vesting Service (as defined in The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a Section 16 Person, such early retirement must be approved by the Committee. In the case of a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.32 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.33 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.34 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with another Award that is described in Section 9.

2.35 “Shares” means shares of the Company’s common stock, $.01 par value.

2.36 “Stock Unit” means a bookkeeping entry initially representing an amount equivalent to the Fair Market Value of one Share, granted pursuant to Section 7 or Section 8 (as applicable). Stock Units represent an unfunded and unsecured obligation of the Company.

2.37 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.38 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h), including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h), including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate, and (c) in the case of a Non-employee Director, a cessation of the Director’s service on the Board for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h), including, but not by way of limitation, a termination by resignation, death, Disability or retirement. For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship shall be deemed to have terminated on the first day immediately following such six-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or an Affiliate.

2.39 “Three Year Period” means any period of three consecutive Fiscal Years. The first Three Year Period shall commence on January 1, 2004. Three Year Periods shall commence thereafter at the start of every Fiscal Year.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Non-employee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) with respect to Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate thereof, pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan is 18,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock, Stock Units, Performance Units and Performance Shares granted under the Plan shall not exceed 6,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award (or an Award under the Company’s Stock Plan for Non-Employee Directors (the “Director Plan”)) is settled in cash pursuant to its terms, or terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1, 6.1 and 7.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Three Year Period, no Participant shall be granted Options covering more than 900,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement (satisfactory to the Committee) that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price of each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c) The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Disability; or

(d) The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.4 regarding Incentive Stock Options); or

(e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

5.4.2 Death of Participant. Notwithstanding the provisions of Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, the right to exercise each Option shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant’s Termination of Service due to Retirement, death or Disability.

5.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, the right to exercise each Option then outstanding shall accrue as to one hundred percent (100%) of the Shares subject to such Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise (satisfactory to the Committee) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares to be purchased.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits a later exercise), the portion so exercised shall be deemed a Nonqualified Stock Option. No Incentive Stock Option may be exercised more than one

(1) year after the Participant’s Termination of Service by reason of Disability, unless (i) the Participant dies during such one-year period, and (ii) the Award Agreement or the Committee permit later exercise).

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

5.10 Exchange for Stock Appreciation Rights. The Committee may institute a program whereby outstanding Options are surrendered or cancelled in exchange for a grant of SARs having a value less than or equal to the value of the surrendered or cancelled Options as determined by the Committee. Participation in such a program may, in the discretion of the Committee, be mandatory with respect to any particular Participant or any particular outstanding Option. Notwithstanding any contrary provision of the Plan, any SARS granted in exchange for the surrender or cancellation of Options shall (a) be payable solely in Shares, (b) vest at a rate no faster then the vesting schedule of the surrendered or cancelled Option and (c) expire no later than the date on which the surrendered or cancelled Option would have expired had the Option remained outstanding.

SECTION 6

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Three Year Period, no Participant shall be granted more than 400,000 Shares of Restricted Stock.

6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

6.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The PMI Group, Inc. Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of The PMI Group, Inc.”

6.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

6.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant upon the Participant’s Termination of Service due to Retirement, death or Disability.

6.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

PERFORMANCE UNITS, PERFORMANCE SHARES AND STOCK UNITS

7.1 Grant of Performance Units, Performance Shares and Stock Units. Performance Units, Performance Shares and Stock Units may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units, Performance Shares and Stock Units granted to any Participant, provided that during any Three Year Period, no more than 400,000 Performance Units, Performance Shares or Stock Units may be granted to any Participant.

7.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share and Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

7.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Stock Units that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units, Performance Shares or Stock

Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Notwithstanding any contrary provision of the Plan, Awards granted under this Section 7 that vest solely as a result of continued employment shall vest as to no more than 1/3 of the covered Shares each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

7.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals (including, but not limited to, continued employment), or any other basis determined by the Committee in its discretion.

7.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units, Performance Shares, or Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the Performance Units, Performance Shares, or Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units, Performance Shares, or Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4 Earning of Performance Units, Performance Shares and Stock Units. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units, Performance Shares or Stock Units earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit, Performance Share or Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award, except with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.4.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, upon the Participant’s Termination of Service due to Retirement, death or Disability, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

7.4.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

Notwithstanding the foregoing, if Participant has elected to defer payment pursuant to Section 7.5 and such applicable Award Agreement, then such payment will not be payable immediately, but will be delayed until the Deferred Payment Date, as such term is defined in the applicable Award Agreement.

7.5 Form and Timing of Payment. Except as described below, payment of earned Performance Units, Performance Shares or Stock Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under this Section 7.5. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall at all times comply with the requirements of Section 409A of the Code.

7.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units, Performance Shares or Stock Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 8

NON-EMPLOYEE DIRECTOR AWARDS

The provisions of this Section 8 are applicable only to Stock Units granted to Non-employee Directors. The provisions of Section 7 are applicable to Stock Units granted to Employees and Consultants.

8.1 Grant of Stock Units. On the first business day on or after April 15, July 15, October 15 and January 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted Stock Units with an initial value of $25,000.

8.2 Terms of Stock Units.

8.2.1 Award Agreement. Each Award granted pursuant to this Section 8 shall be evidenced by an Award Agreement (satisfactory to the Committee), which shall be executed by the Participant and the Company.

8.2.2 Vesting. Each Award granted pursuant to this Section 8 shall vest upon the first to occur of the following events:

(a)	The expiration of five (5) years from the Grant Date; or

(b)	Cessation of a Participant’s service as a Non-employee Director for any reason, including, but not limited to, death, Disability, retirement, resignation or non-reelection to the Board.

8.3 Dividends and Other Distributions. Any dividends or other distributions paid on the Shares underlying an Award granted under this Section 8 automatically shall be deemed reinvested in Stock Units (the “Dividend Stock Units”). Dividend Stock Units shall be subject to the same terms and conditions as the underlying Award, including any deferral election made pursuant to Section 8.5

8.4 Payment After Vesting. Except as described in Section 8.5, Stock Units that vest shall be paid in full in Shares (with the balance, if any, in cash) as soon as practicable after the date of vesting.

8.5 Deferral of Proceeds.

8.5.1 Election to Defer Proceeds. A Participant who is eligible to defer income under the Company’s 2005 Directors’ Deferred Compensation Plan may elect, at the discretion of the Committee, to defer receipt of the proceeds of an Award of Stock Units that would otherwise be delivered to the Participant under this Section 8. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall at all times comply with the requirements of Section 409A of the Code.

Upon payment of the portion of an Award to which a deferral election applies, the Committee shall not have discretion as to the form of payment. Instead, the Award shall remain in the form of Stock Units, and the number of Stock Units in respect of which the Participant has made a deferral election shall be credited to a Deferred Unit Compensation Account on the date of deferral. A separate Deferred Unit Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

8.5.2 Form and Timing of Payment. Payment of deferred Stock Units shall be made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 8.5.1 is made. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 4.3.

8.5.3 Provisions of the 2005 Directors’ Deferred Compensation Plan May Govern. To the extent determined by the Committee, any amount deferred under this Section 8.5, and any Deferred Unit Compensation Account, may be treated and held as a portion of the Company’s 2005 Directors’ Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 8.5 and credited to Deferred Unit Compensation Accounts.

SECTION 9

STOCK APPRECIATION RIGHTS

9.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

9.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Three Year Period, no Participant shall be granted SARs covering more than 900,000 Shares.

9.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Notwithstanding the foregoing, the exercise price of an SAR may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

9.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

9.3 Exercisability of SARs. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR. Additionally, the rules of Section 5.5.1 and 5.5.2 (providing accelerated vesting upon certain events) also shall apply to SARs.

9.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 10

MISCELLANEOUS

10.1 Deferred Unit Compensation Accounts.

10.1.1 Participants Remain Unsecured Creditors. Participants have the status of general unsecured creditors of the Company with respect to their Deferred Unit Compensation Accounts (if any), and such accounts constitute a mere promise by the Company to make payments with respect thereto.

10.1.2 Nontransferability of Deferred Unit Compensation Accounts. A Participant’s right to benefit payments with respect to their Deferred Unit Compensation Accounts (if any) may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the Participant or the Participant’s beneficiary and any attempt to do so shall be void and shall not be given effect.

10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or service with the Company and its Affiliates is on an at-will basis only.

10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive any future Award.

10.4 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the

Participant. Notwithstanding the foregoing, (a) the Participant may transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member of the Participant’s immediate family, (ii) a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or a member or members of the Participant’s immediate family, or (iv) a tax-qualified, not for profit organization, and (b) the Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6, 6.7 and 8.3, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that the Company will obtain stockholder approval of any amendment to the extent necessary to comply with applicable law, regulation or rule (including the rules of the New York Stock Exchange). Additionally, and notwithstanding the foregoing, any material (as determined in the sole discretion of the Committee) amendment to the Plan will be submitted to the Company’s stockholders for approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall become effective as of the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 18, 2014.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Governing Law. To the extent applicable, the Plan and Award Agreements are intended to comply with the provisions of Section 409A of the Code. Notwithstanding any contrary provision of the Plan or any Award Agreements, the Plan and Award Agreements shall be construed, administered and enforced in a manner that is consistent with such intent. The Plan and all Award Agreements also shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

THE PMI GROUP, INC.

/s/ Charles Broom
Dated: September 24, 2007	By:	Charles Broom
	Title:	Senior Vice President